UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2025

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value, $0.001 per share	NWBO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240. l2b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously announced, on October 24, 2025 (the “Closing Date”), Northwest Biotherapeutics, Inc. (the “Company”) completed the acquisition of Advent BioServices Ltd. (“Advent”), a United Kingdom-based contract development and manufacturing organization (CDMO), from Toucan Holdings LLC (the “Seller”), pursuant to an acquisition agreement dated as of August 27, 2025.

Prior to the acquisition, Advent provided the Company with product development, manufacturing, cryostorage and distribution services for the Company’s DCVax® product platform pursuant to various service agreements. Following the acquisition, Advent became a wholly owned subsidiary of the Company.

The consideration for the acquisition is payable in installments over two years, beginning 3 months after the Closing Date, with potential acceleration after regulatory approval of the Company’s DCVax®-L product. The consideration for the acquisition consists of a purchase price of approximately $1.9 million (£1.4 million) and payment of the then outstanding net amount of accounts payable owed by the Company to Advent for manufacturing and related services already provided under services contracts prior to the acquisition, totaling approximately $8.3 million. Certain excluded amounts (relating to accounts payable for non-Company matters prior to the acquisition date) were retained by the Seller, totaling approximately $0.7 million. The unpaid balance of installment payments will accrue interest at 7.5% annually.

At closing, the Company received back 12 million shares of the Company’s common stock and 5.5 million Company stock options, which were previously issued to Advent as compensation for services. The returned shares were retired to the Company’s treasury and the options were cancelled.

The acquisition constitutes a related party transaction, because the Company’s Chairperson, Chief Executive Officer, and President, Linda Powers, is the controlling member of the Seller. The transaction was reviewed and approved in accordance with the Company’s related-party transaction policies.

In connection with the acquisition, the Company obtained from the Securities and Exchange Commission, pursuant to its authority under Rule 3-13 under Regulation S-X, a waiver from the requirements of Rule 3-05 and Article 11 of Regulation S-X to provide certain financial statements of Advent under Rule 3-05 of Regulation S-X and pro forma financial information relating to the acquisition. Accordingly, the Company will not provide such pro forma information under Item 9.01 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: April 7, 2026	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman